As filed with the Securities and Exchange Commission on November 20, 2023
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Ocuphire Pharma, Inc.
(Exact name of registrant as specified in its charter)

Delaware	11-3516358
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number.)

37000 Grand River Avenue, Suite 120 Farmington Hills, MI	48335
(Address of principal executive offices)	(Zip code)

Ocuphire Pharma, Inc. 2021 Inducement Plan

(Full title of the plan)
George Magrath, M.D., M.B.A., M.S.
Chief Executive Officer
Ocuphire Pharma, Inc.
37000 Grand River Avenue, Suite 120
Farmington Hills, MI 48335
(248) 957-9024

(Name, address, and telephone number, including area code, of agent for service)

Copy to:
Phillip D. Torrence, Esq.
Emily J. Johns, Esq.
Honigman LLP
650 Trade Centre Way, Suite 200
Kalamazoo, Michigan 49002-0402
(269) 337-7700

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

EXPLANATORY NOTE

This Registration Statement on Form S-8 is being filed by Ocuphire Pharma, Inc. (the “Company” or “Registrant”) for the purpose of registering an additional 2,000,000 shares of the Company’s common stock, par value $0.0001 per share (“Common Stock”) issuable pursuant to the Ocuphire Pharma, Inc. 2021 Inducement Plan (the “Inducement Plan”).

Pursuant to General Instruction E to Form S-8, this Registration Statement is being filed for the purpose of increasing the number of securities of the same class as other securities for which a Registration Statement of the Company on Form S-8 relating to the Inducement Plan is effective, and the Company’s Registration Statement on Form S-8 previously filed with the Securities and Exchange Commission (the “Commission”) on March 31, 2021 (File No. 333-254923) registering shares of Common Stock issuable under the Inducement Plan is incorporated by reference in this Registration Statement.

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents By Reference.

The following documents filed with the Commission by the Registrant are hereby incorporated by reference in this Registration Statement:

(a)	the Registrant’s Annual Report on Form 10-K filed on March 30, 2023;

(b)	the Registrant’s Quarterly Reports on Form 10-Q filed on May 15, 2023, August 11, 2023, and November 13, 2023;

(c)
the Registrant’s Current Reports on Form 8-K filed on January 25, 2023; April 21, 2023; June 2, 2023; June 9, 2023; June 14, 2023; August 11, 2023; September 27, 2023; November 1, 2023; and November 2, 2023; and

(d)
the description of the Registrant’s Common Stock contained in the Registrant’s Form 8-A (File No. 001-34079), as filed with the Commission pursuant to Sections 12(b) and 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on May 23, 2008.

In addition, all documents the Registrant subsequently files pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act after the filing of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities covered hereby then remaining unsold are incorporated by reference in this Registration Statement and are a part hereof from the date of filing of such documents. Notwithstanding anything herein, the Registrant is not incorporating by reference any information furnished under Item 2.02 or Item 7.01 of any Current Report on Form 8-K, unless, and to the extent, specified in any such Current Report on Form 8-K.

Any statement herein or contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any subsequently filed document, which also is or is deemed to be incorporated by reference herein, modifies or supersedes such prior statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute part of this Registration Statement.

Item 8.	Exhibits.

INDEX TO EXHIBITS
Exhibit Number	Description
4.1	Amended and Restated Certificate of Incorporation (incorporated by reference to Appendix G to the Company’s Definitive Proxy Statement on Schedule 14A, filed on April 29, 2005)

4.2	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on May 5, 2017)

4.3	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on August 30, 2018)

4.4	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on April 12, 2019)

4.5	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on November 6, 2020)

4.6	Certificate of Amendment of Amended and Restated Certificate of Incorporation (incorporated by reference to Exhibit 3.2 to the Company’s Current Report on Form 8-K, filed on November 6, 2020)

4.7	Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.3 to the Company’s Current Report on Form 8-K, filed on November 6, 2020)

4.8	First Amendment to Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 10, 2022)

4.9	Second Amendment to Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Company’s Current Report on Form 8-K, filed on June 17, 2022)

4.10	Third Amendment to Second Amended and Restated Bylaws of the Registrant (incorporated by reference to Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on June 2, 2023).

4.11	Ocuphire Pharma, Inc. 2021 Inducement Plan (incorporated by reference to Exhibit 10.41 to the Company’s Annual Report on Form 10-K, filed on March 11, 2021)

4.12	First Amendment to Ocuphire Pharma Inc. 2021 Inducement Plan (incorporated by reference to Exhibit 10.3 to the Company’s Current Report on Form 8-K, filed on November 1, 2023)

5.1	Opinion of Honigman LLP

23.1	Consent of Ernst & Young LLP

23.2	Consent of Honigman LLP (included in Exhibit 5.1)

24.1	Power of Attorney (included after the signature of the Registrant contained on the Signature Page of this Registration Statement)

107	Filing Fee Table

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Farmington Hills, State of Michigan, on November 20, 2023.

OCUPHIRE PHARMA, INC.

By:	/s/ Dr. George Magrath
	Name:	Dr. George Magrath
	Title:	Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George Magrath, Bernhard Hoffmann and Amy Rabourn as his or her true and lawful attorneys-in-fact and agents with full power of substitution, severally, for him or her in any and all capacities, to sign the Registration Statement on Form S-8 of Ocuphire Pharma, Inc., and any or all amendments (including post-effective amendments thereto), and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

SIGNATURE	TITLE	DATE

/s/ Dr. George Magrath
Dr. George Magrath	Chief Executive Officer & Director (Principal Executive Officer)	November 20, 2023

/s/ Amy Rabourn
Amy Rabourn	Senior Vice President of Finance (Principal Financial and Accounting Officer)	November 20, 2023

/s/ Sean Ainsworth
Sean Ainsworth	Director	November 20, 2023

/s/ James S. Manuso
James S. Manuso	Director	November 20, 2023

/s/ Cam Gallagher
Cam Gallagher	Director	November 20, 2023

/s/ Jay Pepose
Jay Pepose	Director	November 20, 2023

/s/ Richard Rodgers
Richard Rodgers	Director	November 20, 2023

/s/ Susan K. Benton
Susan K. Benton	Director	November 20, 2023